Exhibit 5.3

[Simpson Thacher & Bartlett Letterhead]

October 2, 2012

Hovnanian Enterprises, Inc.

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

K. Hovnanian Enterprises, Inc.

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

Ladies and Gentlemen:

We have acted as counsel to K. Hovnanian Enterprises, Inc., a California corporation (“K. Hovnanian”), and Hovnanian Enterprises, Inc., a Delaware corporation and the parent of K. Hovnanian (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-173365) (the “Registration Statement”) filed by K. Hovnanian, the Company and the other Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the issuance thereunder by K. Hovnanian of $100,000,000 aggregate stated amount of 6.00% Exchangeable Note Units (the “Units”), each with a stated amount of $1,000.00 per Unit, including 10,000 Units issued by K. Hovnanian pursuant to the over-allotment option granted to the underwriters, pursuant to the Underwriting Agreement, dated September 19, 2012 (the “Underwriting Agreement”), among K. Hovnanian, the Company and the subsidiary guarantors named in Schedule B to the Underwriting Agreement (such subsidiary guarantors, and together with the Company, the “Guarantors” and each, a “Guarantor”) and the underwriters named therein.  Each Unit initially consists of (i) an exchangeable senior note bearing no cash interest, (each, an “Exchangeable Note,” and collectively, the “Exchangeable Notes”) issued by K.

Hovnanian and unconditionally guaranteed on a senior basis by the Guarantors, which has an initial principal amount of $768.51 per Exchangeable Note (and an initial aggregate principal amount of $76,851,000) that will accrete to $1,000.00 at the maturity date of December 1, 2017 and will be exchangeable, at the holder’s option, into the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), and (ii) a senior amortizing note (each, an “Amortizing Note,” and collectively, the “Amortizing Notes”) issued by K. Hovnanian and unconditionally guaranteed on a senior basis by the Guarantors, which has an initial principal amount of $231.49 per Amortizing Note (and an initial aggregate principal amount of $23,149,000), bears interest at a rate of 11.00% per annum and has a final installment payment date of December 1, 2017.

We have examined the Registration Statement as it became effective under the Securities Act; K. Hovnanian’s and the Company’s prospectus dated April 18, 2011 (the “Base Prospectus”), as supplemented by the prospectus supplement dated September 19, 2012 (the “Final Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), filed by K. Hovnanian and the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; the Units Agreement, dated as of October 2, 2012 (the “Units Agreement”), by and among K. Hovnanian, the Company, and Wilmington Trust Company, as units agent (the “Units Agent”); a copy of the global certificate representing the Units; the indenture, dated as of February 14, 2011 (the “Base Indenture”), by and among K. Hovnanian, the Company, as guarantor, and Wilmington Trust Company, as trustee (the “Trustee”); the Fourth Supplemental Indenture, dated as of October 2, 2012, by and among K. Hovnanian, the Guarantors, and the Trustee (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Exchangeable Notes Indenture”); a copy of the registered certificate representing the Exchangeable Notes and the guarantees of the Guarantors annexed thereto (the “Exchangeable Notes Guarantees”) initially annexed to the Units; the Fifth Supplemental Indenture, dated as of October 2, 2012, by and among K. Hovnanian, the Guarantors, and the Trustee (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Amortizing Notes Indenture”, together with the Exchangeable Notes Indenture, the “Indentures”); a copy of the registered certificate representing the Amortizing Notes and the guarantees of the Guarantors annexed thereto (the “Amortizing Notes Guarantees”, and together with the Exchangeable Notes Guarantees, the “Guarantees”) initially annexed to the Units; a copy of a specimen certificate representing the Common Stock; and the Underwriting Agreement.  In addition, we have examined, and have relied as to matters of fact upon, the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents or statements of public officials and of officers and representatives of K. Hovnanian and the Guarantors and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

We have also assumed that (i) each of the Guarantors listed on Schedule II hereto, none of which are corporations incorporated or limited liability companies organized in the State of Delaware or the State of New York (the “Schedule II Guarantors”), is validly existing and in good standing under the law of the jurisdiction in which it was organized and has duly authorized, executed and delivered or issued, as applicable, each of the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Exchangeable Notes Guarantees and the

Amortizing Notes Guarantees in accordance with its charter, by-laws, limited liability company agreements or other organizational documents, as applicable, and the law of the jurisdiction in which it was organized; (ii) the execution, delivery or issuance, as applicable, and performance by each of the Schedule II Guarantors of each of the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Exchangeable Notes Guarantees and the Amortizing Notes Guarantees do not constitute a violation or breach of any agreement or instrument which is binding upon such Schedule II Guarantor (other than any indenture listed in the exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011 relating to securities of the Company outstanding on the date hereof) or its charter or by-laws or similar organizational documents; and (iii) the execution, delivery or issuance, as applicable, and performance by each of the Schedule II Guarantors of each of the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Exchangeable Notes Guarantees and the Amortizing Notes Guarantees do not violate the laws of the jurisdiction in which it was organized or the laws of any other jurisdiction (except that no such assumption is made with respect to the federal law of the United States and the law of the State of New York).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.              Assuming the due execution, authentication, issuance and delivery of the Exchangeable Notes, upon payment of the consideration for the Units provided for in the Underwriting Agreement, the Exchangeable Notes will constitute valid and legally binding obligations of K. Hovnanian, enforceable against K. Hovnanian in accordance with their terms.

2.              Assuming the due execution, authentication, issuance and delivery of the Exchangeable Notes, upon payment of the consideration for the Units provided for in the Underwriting Agreement, the Exchangeable Notes Guarantees will constitute valid and legally binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with their terms.

3.              Assuming the due execution, authentication, issuance and delivery of the Amortizing Notes, upon payment of the consideration for the Units provided for in the Underwriting Agreement, the Amortizing Notes will constitute valid and legally binding obligations of K. Hovnanian, enforceable against K. Hovnanian in accordance with their terms.

4.              Assuming the due execution, authentication, issuance and delivery of the Amortizing Notes, upon payment of the consideration for the Units provided for in the Underwriting Agreement, the Amortizing Notes Guarantees will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms.

5.              Assuming the due execution, authentication, issuance and delivery of the Units, upon payment of the consideration therefor provided for in the Underwriting Agreement, the Units will constitute valid and legally binding obligations of each of K. Hovnanian and the Company enforceable against each of K. Hovnanian and the Company in accordance with their terms.

6.              When the shares of Common Stock initially issuable by the Company upon exchange of the Exchangeable Notes have been issued and/or delivered in accordance with the terms of the Exchangeable Notes Indenture, such shares of Common Stock will be validly issued, fully paid and non-assessable.

Our opinions set forth in paragraphs 1, 2, 3, 4 and 5 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

For purposes of our opinions set forth in paragraphs 1 and 5 above, we assume that the increase in the exchange rate upon the occurrence of a make-whole fundamental change pursuant to the provisions of the Exchangeable Notes Indenture and any related provisions of Exchangeable Notes (whether a component of Units or Separate Exchangeable Notes) represents reasonable compensation of the lost option value of the Exchangeable Notes (whether a component of Units or Separate Exchangeable Notes) as a result of the make-whole fundamental change.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Current Report on Form 8-K of the Company filed with the Commission in connection with the offer and sale of the Units and incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I

Guarantors Incorporated or Formed in the States of Delaware or New York

HOVNANIAN ENTERPRISES, INC.

K. HOVNANIAN AT CHESTER I, L.L.C.

K. HOVNANIAN AT LAWRENCE V, L.L.C.

K. HOVNANIAN AT MANSFIELD I, L.L.C.

K. HOVNANIAN AT MANSFIELD II, L.L.C.

K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.

K. HOVNANIAN AT WAYNE, VIII, L.L.C.

K. HOVNANIAN AT WEST WINDSOR, L.L.C.

K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.

K. HOVNANIAN HAMPTONS AT OAK CREEK II, L.L.C.

K. HOVNANIAN HOMES OF DELAWARE, L.L.C.

K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTH JERSEY ACQUISITIONS, L.L.C.

WASHINGTON HOMES, INC.

K. HOVNANIAN AT MONROE II, INC.

K. HOVNANIAN AT NEW WINDSOR, L.L.C.

K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.

K. HOVNANIAN COMPANIES OF NEW YORK, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.

Schedule II

ARBOR TRAILS, LLC

AUDDIE ENTERPRISES, L.L.C.

BUILDER SERVICES NJ, L.L.C.

BUILDER SERVICES PA, L.L.C.

DULLES COPPERMINE, L.L.C.

EASTERN NATIONAL TITLE AGENCY, LLC

EASTERN TITLE AGENCY, INC.

F&W MECHANICAL SERVICES, L.L.C.

FOUNDERS TITLE AGENCY OF MARYLAND, L.L.C.

FOUNDERS TITLE AGENCY, INC.

GOVERNOR’S ABSTRACT CO., INC.

HOMEBUYERS FINANCIAL SERVICES, L.L.C.

HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP, L.L.C.

K. HOV IP, II, INC.

K. HOV IP, INC.

K. HOVNANIAN ACQUISITIONS, INC.

K. HOVNANIAN AT 4S, LLC

K. HOVNANIAN AT ACQUA VISTA, LLC

K. HOVNANIAN AT ALISO, LLC

K. HOVNANIAN AT ALLENTOWN, L.L.C.

K. HOVNANIAN AT ANDALUSIA, LLC

K. HOVNANIAN AT ARBOR HEIGHTS, LLC

K. HOVNANIAN AT AVENUE ONE, L.L.C.

K. HOVNANIAN AT BAKERSFIELD 463, L.L.C.

K. HOVNANIAN AT BARNEGAT I, L.L.C.

K. HOVNANIAN AT BARNEGAT II, L.L.C.

K. HOVNANIAN AT BELLA LAGO, LLC

K. HOVNANIAN AT BENSALEM, LLC

K. HOVNANIAN AT BERKELEY, L.L.C.

K. HOVNANIAN AT BLUE HERON PINES, L.L.C.

K. HOVNANIAN AT BRANCHBURG, L.L.C.

K. HOVNANIAN AT BRIDGEPORT, INC.

K. HOVNANIAN AT BRIDGEWATER I, L.L.C.

K. HOVNANIAN AT BROAD AND WALNUT, L.L.C.

K. HOVNANIAN AT CAMERON CHASE, INC.

K. HOVNANIAN AT CAMP HILL, L.L.C.

K. HOVNANIAN AT CAPISTRANO, L.L.C.

K. HOVNANIAN AT CARLSBAD, LLC

K. HOVNANIAN AT CEDAR GROVE III, L.L.C.

K. HOVNANIAN AT CEDAR GROVE V, L.L.C.

K. HOVNANIAN AT CHARTER WAY, LLC

K. HOVNANIAN AT CHESTERFIELD, L.L.C.

K. HOVNANIAN AT CIELO, L.L.C.

K. HOVNANIAN AT CLIFTON, L.L.C.

K. HOVNANIAN AT COASTLINE, L.L.C.

K. HOVNANIAN AT CORTEZ HILL, LLC

K. HOVNANIAN AT CRANBURY, L.L.C.

K. HOVNANIAN AT DENVILLE, L.L.C.

K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.

K. HOVNANIAN AT DOMINGUEZ HILLS, INC.

K. HOVNANIAN AT EAST BRANDYWINE, L.L.C.

K. HOVNANIAN AT EASTLAKE, LLC

K. HOVNANIAN AT EDGEWATER II, L.L.C.

K. HOVNANIAN AT EDGEWATER, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.

K. HOVNANIAN AT EL DORADO RANCH II, L.L.C.

K. HOVNANIAN AT EL DORADO RANCH, L.L.C.

K. HOVNANIAN AT ENCINITAS RANCH, LLC

K. HOVNANIAN AT EVERGREEN, L.L.C.

K. HOVNANIAN AT FIDDYMENT RANCH, LLC

K. HOVNANIAN AT FIFTH AVENUE, L.L.C.

K. HOVNANIAN AT FLORENCE I, L.L.C.

K. HOVNANIAN AT FLORENCE II, L.L.C.

K. HOVNANIAN AT FOREST MEADOWS, L.L.C.

K. HOVNANIAN AT FRANKLIN II, L.L.C.

K. HOVNANIAN AT FRANKLIN, L.L.C.

K. HOVNANIAN AT FREEHOLD TOWNSHIP, L.L.C.

K. HOVNANIAN AT FRESNO, LLC

K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.

K. HOVNANIAN AT GILROY, LLC

K. HOVNANIAN AT GREAT NOTCH, L.L.C.

K. HOVNANIAN AT GUTTENBERG, L.L.C.

K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.

K. HOVNANIAN AT HAMBURG, L.L.C.

K. HOVNANIAN AT HAWTHORNE, L.L.C.

K. HOVNANIAN AT HERSHEY’S MILL, INC.

K. HOVNANIAN AT HIGHLAND SHORES, L.L.C.

K. HOVNANIAN AT HOWELL, LLC

K. HOVNANIAN AT HUDSON POINTE, L.L.C.

K. HOVNANIAN AT JACKSON I, L.L.C.

K. HOVNANIAN AT JACKSON, L.L.C.

K. HOVNANIAN AT JAEGER RANCH, LLC

K. HOVNANIAN AT JERSEY CITY IV, L.L.C.

K. HOVNANIAN AT JERSEY CITY V URBAN RENEWAL COMPANY, L.L.C.

K. HOVNANIAN AT KEYPORT, L.L.C.

K. HOVNANIAN AT LA COSTA GREENS, L.L.C.

K. HOVNANIAN AT LA COSTA, LLC

K. HOVNANIAN AT LA HABRA KNOLLS, LLC

K. HOVNANIAN AT LA LAGUNA, L.L.C.

K. HOVNANIAN AT LAKE RANCHO VIEJO, LLC

K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.

K. HOVNANIAN AT LEE SQUARE, L.L.C.

K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MORELAND I, L.L.C.

K. HOVNANIAN AT LOWER MORELAND II, L.L.C.

K. HOVNANIAN AT MAHWAH VI, INC.

K. HOVNANIAN AT MALAN PARK, L.L.C.

K. HOVNANIAN AT MANALAPAN III, L.L.C.

K. HOVNANIAN AT MANSFIELD III, L.L.C.

K. HOVNANIAN AT MANTECA, LLC

K. HOVNANIAN AT MAPLE AVENUE, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP VIII, L.L.C.

K. HOVNANIAN AT MARLBORO VI, L.L.C.

K. HOVNANIAN AT MARLBORO VII, L.L.C.

K. HOVNANIAN AT MELANIE MEADOWS, LLC

K. HOVNANIAN AT MENDHAM TOWNSHIP, L.L.C.

K. HOVNANIAN AT MENIFEE, LLC

K. HOVNANIAN AT MIDDLE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C.

K. HOVNANIAN AT MIDDLETOWN II, L.L.C.

K. HOVNANIAN AT MILLVILLE I, L.L.C.

K. HOVNANIAN AT MILLVILLE II, L.L.C.

K. HOVNANIAN AT MONROE IV, L.L.C.

K. HOVNANIAN AT MONROE NJ, L.L.C.

K. HOVNANIAN AT MONTVALE II, LLC

K. HOVNANIAN AT MONTVALE, L.L.C.

K. HOVNANIAN AT MOSAIC, LLC

K. HOVNANIAN AT MUIRFIELD, LLC

K. HOVNANIAN AT NORTH BERGEN. L.L.C.

K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL III, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL IV, L.L.C.

K. HOVNANIAN AT NORTH HALEDON, L.L.C.

K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.

K. HOVNANIAN AT NORTHAMPTON, L.L.C.

K. HOVNANIAN AT NORTHFIELD, L.L.C.

K. HOVNANIAN AT OCEAN TOWNSHIP, INC

K. HOVNANIAN AT OCEAN WALK, INC.

K. HOVNANIAN AT OCEANPORT, L.L.C.

K. HOVNANIAN AT OLD BRIDGE, L.L.C.

K. HOVNANIAN AT OLDE ORCHARD, LLC

K. HOVNANIAN AT PARAMUS, L.L.C.

K. HOVNANIAN AT PARK LANE, LLC

K. HOVNANIAN AT PARKSIDE, LLC

K. HOVNANIAN AT PARSIPPANY, L.L.C.

K. HOVNANIAN AT PARSIPPANY-TROY HILLS, L.L.C.

K. HOVNANIAN AT PIAZZA D’ORO,  L.L.C.

K. HOVNANIAN AT PIAZZA SERENA, L.L.C

K. HOVNANIAN AT PITTSGROVE, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL IV, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VI, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VII, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.

K. HOVNANIAN AT POSITANO, LLC

K. HOVNANIAN AT PRADO, L.L.C.

K. HOVNANIAN AT RANCHO SANTA MARGARITA, LLC

K. HOVNANIAN AT RANDOLPH I, L.L.C.

K. HOVNANIAN AT RAPHO, L.L.C

K. HOVNANIAN AT RIDGEMONT, L.L.C.

K. HOVNANIAN AT RIVERBEND, LLC

K. HOVNANIAN AT RODERUCK, L.L.C.

K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.

K. HOVNANIAN AT SAGE, L.L.C.

K. HOVNANIAN AT SANTA NELLA, LLC

K. HOVNANIAN AT SAWMILL, INC.

K. HOVNANIAN AT SAYREVILLE, L.L.C.

K. HOVNANIAN AT SCOTCH PLAINS, L.L.C.

K. HOVNANIAN AT SEASONS LANDING, LLC

K. HOVNANIAN AT SHELDON GROVE, LLC

K. HOVNANIAN AT SHREWSBURY, LLC

K. HOVNANIAN AT SILVER SPRING, L.L.C.

K. HOVNANIAN AT SKYE ISLE, LLC

K. HOVNANIAN AT SMITHVILLE, INC.

K. HOVNANIAN AT SOMERS POINT, L.L.C.

K. HOVNANIAN AT SOUTH BRUNSWICK II, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C.

K. HOVNANIAN AT STANTON, LLC

K. HOVNANIAN AT STATION SQUARE, L.L.C.

K. HOVNANIAN AT SUNRIDGE PARK, LLC

K. HOVNANIAN AT SYCAMORE, INC.

K. HOVNANIAN AT THE CROSBY, LLC

K. HOVNANIAN AT THE GABLES, LLC

K. HOVNANIAN AT THE MONARCH, L.L.C.

K. HOVNANIAN AT THE PRESERVE, LLC

K. HOVNANIAN AT THOMPSON RANCH, LLC

K. HOVNANIAN AT THORNBURY, INC.

K. HOVNANIAN AT TRAIL RIDGE, LLC

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III, L.L.C.

K. HOVNANIAN AT UPPER MAKEFIELD I, INC.

K. HOVNANIAN AT UPPER PROVIDENCE, LLC

K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C.

K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.

K. HOVNANIAN AT VALLE DEL SOL, LLC

K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C.

K. HOVNANIAN AT VICTORVILLE, L.L.C.

K. HOVNANIAN AT VINELAND, L.L.C.

K. HOVNANIAN AT VISTA DEL SOL, L.L.C.

K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C.

K. HOVNANIAN AT WASHINGTON, L.L.C.

K. HOVNANIAN AT WATERSTONE, LLC

K. HOVNANIAN AT WAYNE IX, L.L.C.

K. HOVNANIAN AT WEST VIEW ESTATES, L.L.C.

K. HOVNANIAN AT WESTSHORE, LLC

K. HOVNANIAN AT WHEELER RANCH, LLC

K. HOVNANIAN AT WILDWOOD BAYSIDE, L.L.C.

K. HOVNANIAN AT WILLOW BROOK, L.L.C.

K. HOVNANIAN AT WINCHESTER, LLC

K. HOVNANIAN AT WOODCREEK WEST, LLC

K. HOVNANIAN AT WOOLWICH I, L.L.C.

K. HOVNANIAN CAMBRIDGE HOMES, L.L.C.

K. HOVNANIAN CLASSICS, L.L.C.

K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.

K. HOVNANIAN COMPANIES OF MARYLAND, INC.

K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.

K. HOVNANIAN COMPANIES, LLC

K. HOVNANIAN CONSTRUCTION II, INC

K. HOVNANIAN CONSTRUCTION III, INC

K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.

K. HOVNANIAN CRAFTBUILT HOMES OF SOUTH CAROLINA, L.L.C.

K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.

K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.

K. HOVNANIAN DEVELOPMENTS OF D.C., INC.

K. HOVNANIAN DEVELOPMENTS OF GEORGIA, INC.

K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.

K. HOVNANIAN DEVELOPMENTS OF KENTUCKY, INC.

K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN DEVELOPMENTS OF NORTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.

K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.

K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.

K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.

K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.

K. HOVNANIAN ENTERPRISES, INC.

K. HOVNANIAN FIRST HOMES, L.L.C.

K. HOVNANIAN FLORIDA REALTY, L.L.C.

K. HOVNANIAN FOUR SEASONS @ HISTORIC VIRGINIA, LLC

K. HOVNANIAN FOUR SEASONS AT GOLD HILL, LLC

K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, LLC

K. HOVNANIAN GREAT WESTERN HOMES, LLC

K. HOVNANIAN HOLDINGS NJ, L.L.C.

K. HOVNANIAN HOMES - DFW, L.L.C.

K. HOVNANIAN HOMES AT CAMERON STATION, LLC

K. HOVNANIAN HOMES AT CAMP SPRINGS, L.L.C.

K. HOVNANIAN HOMES AT FAIRWOOD, L.L.C.

K. HOVNANIAN HOMES AT FOREST RUN, L.L.C.

K. HOVNANIAN HOMES AT GREENWAY FARM PARK TOWNS, L.L.C.

K. HOVNANIAN HOMES AT GREENWAY FARM, L.L.C.

K. HOVNANIAN HOMES AT JONES STATION 1, L.L.C.

K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.

K. HOVNANIAN HOMES AT RENAISSANCE PLAZA, L.L.C.

K. HOVNANIAN HOMES AT RUSSETT, L.L.C.

K. HOVNANIAN HOMES AT THE HIGHLANDS, LLC

K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN HOMES OF D.C., L.L.C.

K. HOVNANIAN HOMES OF GEORGIA, L.L.C.

K. HOVNANIAN HOMES OF HOUSTON, L.L.C.

K. HOVNANIAN HOMES OF MARYLAND, L.L.C.

K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.

K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN HOMES OF SOUTH CAROLINA, LLC

K. HOVNANIAN HOMES OF VIRGINIA, INC.

K. HOVNANIAN HOMES OF WEST VIRGINIA, L.L.C.

K. HOVNANIAN LIBERTY ON BLUFF CREEK, LLC

K. HOVNANIAN NORTHEAST SERVICES, L.L.C.

K. HOVNANIAN OF HOUSTON II, L.L.C.

K. HOVNANIAN OHIO REALTY, L.L.C.

K. HOVNANIAN OSTER HOMES, L.L.C.

K. HOVNANIAN PA REAL ESTATE, INC.

K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C.

K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.

K. HOVNANIAN PROPERTIES OF RED BANK, INC.

K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.

K. HOVNANIAN STANDING ENTITY, L.L.C.

K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF KENTUCKY, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.

K. HOVNANIAN SUMMIT HOMES, L.L.C.

K. HOVNANIAN T&C HOMES AT FLORIDA, L.L.C.

K. HOVNANIAN T&C HOMES AT ILLINOIS, L.L.C.

K. HOVNANIAN TIMBRES AT ELM CREEK, LLC

K. HOVNANIAN VENTURE I, L.L.C.

K. HOVNANIAN WINDWARD HOMES, LLC

K. HOVNANIAN’S FOUR SEASONS AT ASHBURN VILLAGE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT BEAUMONT, LLC

K. HOVNANIAN’S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT HEMET, LLC

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT LOS BANOS, LLC

K. HOVNANIAN’S FOUR SEASONS AT MORENO VALLEY, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT NEW KENT VINEYARDS, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT PALM SPRINGS, LLC

K. HOVNANIAN’S FOUR SEASONS AT RENAISSANCE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK II, LLC

K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT VINT HILL, L.L.C.

K. HOVNANIAN’S FOUR SEASONS, LLC

K. HOVNANIAN’S PARKSIDE AT TOWNGATE, L.L.C.

KHIP, L.L.C.

LANDARAMA, INC.

M&M AT CHESTERFIELD, LLC

M&M AT CRESCENT COURT, L.L.C.

M&M AT WEST ORANGE, L.L.C.

M&M AT WHEATENA URBAN RENEWAL, L.L.C.

MATZEL & MUMFORD AT EGG HARBOR, L.L.C.

MATZEL & MUMFORD AT SOUTH BOUND BROOK URBAN RENEWAL, L.L.C.

MCNJ, INC.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF PENNSYLVANIA, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF WEST VIRGINIA, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.

MMIP, L.L.C.

NEW LAND TITLE AGENCY, LLC

PADDOCKS, L.L.C.

PARK TITLE COMPANY, LLC

PINE AYR, LLC

RIDGEMORE UTILITY, L.L.C.

SEABROOK ACCUMULATION CORPORATION

STONEBROOK HOMES, INC.

TERRAPIN REALTY, L.L.C.

THE MATZEL & MUMFORD ORGANIZATION, INC

WASHINGTON HOMES AT COLUMBIA TOWN CENTER, L.L.C.

WESTMINSTER HOMES, INC.

WH PROPERTIES, INC.

WOODLAND LAKE CONDOMINIUMS AT BOWIE NEW TOWN, L.L.C.